UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 26, 2005

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

19700 Fairchild Road, Suite 350, Irvine, California   92612

(Address of principal executive offices)

(949) 955-0078

(Registrant’s telephone number, including area code)

18881 Von Karman Avenue, Suite 250, Irvine, California   92612

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Steven J. Ross has notified the Board of Directors of DynTek, Inc. (the “Company”) that he is resigning his employment at the Company as its Chairman, President and Chief Executive Officer effective as of June 30, 2005 (the “Resignation Date”).  Mr. Ross will continue to serve as a member of the Company’s Board of Directors through September 30, 2005.

Incident to Mr. Ross’ resignation, the Company entered into a Separation Agreement and General Release dated May 26, 2005 (the “Separation Agreement”) with Mr. Ross.  The Separation Agreement provides for the mutual termination of that certain Employment Agreement dated July 1, 2004 by and between the Company and Mr. Ross (the “Employment Agreement), salary continuation for Mr. Ross, based on his current annual salary of $440,000, on regularly scheduled paydays commencing on the day after the Resignation Date and continuing through May 31, 2006, a bonus of $110,000 payable in equal installments on regularly scheduled paydays over a six-month period, and continuation of insurance benefits during this same period.  In the event that Mr. Ross, despite good faith, diligent efforts to obtain employment, has not become employed in a position reasonably similar to his position at the Company prior to May 31, 2006, Mr. Ross will continue to receive payment of his salary as well as insurance benefits until the earlier of (i) the expiration of an additional six-month period or (ii) Mr. Ross’ acceptance of employment.

In addition, the Company will reimburse Mr. Ross for certain monthly lease payments and utilities and similar related expenses under a lease agreement for an apartment used by Company personnel, and Mr. Ross will be entitled to retain certain personal office equipment issued to him by the Company.  On the Resignation Date, the Company will grant Mr. Ross an option under the 2005 Stock Incentive Plan to purchase 1,320,000 shares of the Company’s common stock at an exercise price that will not be less than the average of the closing bid and ask prices of the Company's common stock on the Resignation Date.  All previously existing options held by Mr. Ross will be returned to the Company.  The Separation Agreement provides for a mutual release, as well as certain non-solicitation and non-competition covenants by Mr. Ross in favor of the Company.

A copy of the Company’s press release announcing Mr. Ross’ resignation is furnished herewith as Exhibit 99.1.  A copy of the Separation Agreement is furnished herewith as Exhibit 10.1.

Item 1.02               Termination of a Material Definitive Agreement.

See disclosure in Item 1.01 above.

The Employment Agreement referenced in Item 1.01 above will be terminated effective as of June 30, 2005, pursuant to the Separation Agreement referenced in Item 1.01 above.  Pursuant to the Employment Agreement, Mr. Ross was employed as President and Chief Executive Officer of the Company.  Mr. Ross’ annual base salary under the Employment Agreement was $440,000 and the Employment Agreement had an initial one-year term, expiring on June 30, 2005.  In the event the Employment Agreement was terminated upon expiration of the initial term without extension, Mr. Ross would be entitled to receive his base salary and 50% of his maximum bonus compensation of $220,000 for a period of 18 months, totaling approximately $825,000, plus an additional six months of salary and benefits should he be unable to find similar employment by the end of such 18-month period.  The Separation Agreement referenced in Item 1.01 above effectively supercedes the Employment Agreement referenced in Item 1.01 above.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See disclosure in Item 1.01 above.

As discussed in Item 1.01 above, effective as of June 30, 2005, Mr. Ross will resign as the Company’s Chairman, President and Chief Executive Officer.  Mr. Ross will remain as a director of the Company until September 30, 2005, but will receive no compensation as a member of the Company’s Board of Directors.

Effective as of May 26, 2005, the Company has appointed Robert I. Webber as President.  Mr. Webber joined DynTek as Chief Financial Officer and Executive Vice President in July 2004 and the Board of Directors in November 2004.  Mr. Webber will continue to serve in those functions.  Previously, Mr. Webber has held several senior management positions in technology and service companies.  From 2003 to July 2004, Mr. Webber was General Manager of privately-held FOR1031 LLC, a real property services firm, which grew to $250 million in revenues during his tenure.  From 2000 to 2002, he was President and CEO of MindArrow Systems, Inc., a public company which was merged into Avalon Digital Marketing Systems, Inc. in late 2002.  Avalon filed for protection under Chapter 11 of the Federal Bankruptcy Code in September 2003, and emerged from Chapter 11 in November 2004.  Mr. Webber serves as Chairman of the reorganized Avalon Board of Directors.  From 1997 to 2000, he was President and CEO of privately-held Silicon Film Technologies, Inc., and President and COO of Intelogis, Inc., a Novell spin-off that developed power-line networking technology.  Previously, he worked several years for the management consulting firm, McKinsey & Company, Inc., and practiced corporate and securities law with Skadden, Arps, Slate, Meagher & Flom in Los Angeles, California.  Mr. Webber holds a B.A. from B.Y.U., a J. D. degree from Columbia Law School, and an M.B.A. from Harvard Business School.  Mr. Webber is 46 years old.  A copy of the Company’s press release announcing Mr. Webber’s appointment is furnished herewith as Exhibit 99.1.

Effective as of May 26, 2005, the Company has appointed Casper Zublin, Jr. as Chief Executive Officer.  Mr. Zublin joined the Company in October 15, 2004 as its Chief Operating Officer.  Mr. Zublin will continue to serve as COO.  Prior to joining the Company, Mr. Zublin served as President and Chief Executive Officer, of Integration Technologies, Inc. (“ITI”), since March of 2002.  From January 1998 to March 2000, Mr. Zublin served as President & CEO of AnySite Technologies, a business unit of ITI and a business intelligence software development company that was acquired first by Thompson Associates in April 2000 and later by MapInfo Corporation in December 2002.  From April 2000 to March 2002, he served as President of AnySite Technologies, LLC and Executive Vice President of Thompson Associates.  In senior leadership roles for several high-growth companies, Mr. Zublin was a four-time winner of the Inc. 500 award, which recognizes America’s fastest growing private companies.  Mr. Zublin earned a B.A. with highest honors from Principia College, received an M.B.A. from the University of Chicago, and studied at Stanford University’s Advanced Management College.  Mr. Zublin is 42 years old.  A copy of the Company’s press release announcing Mr. Zublin’s appointment is furnished herewith as Exhibit 99.1.

Item 9.01		Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits.

	10.1	Separation Agreement and General Release dated May 26, 2005.

	99.1	Press release issued by DynTek, Inc. on May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: May 27, 2005	By:	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement and General Release dated May 26, 2005.

99.1	Press released issued by DynTek, Inc. on May 26, 2005.